Exhibit 99.1
NEWS RELEASE

CONTACTS	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. CLOSES ON FIVE-YEAR $125 MILLION CREDIT FACILITY
     NASHVILLE, Tenn. (October 19, 2006) — O’Charley’s Inc. (NASDAQ/NM: CHUX), a leading casual-dining restaurant company, announced today that it has entered into a five-year $125 million secured revolving credit facility, which replaces a $125 million secured revolving credit facility that was scheduled to mature on November 4, 2007. Wachovia Capital Markets, LLC and AmSouth Bank are Co-Lead Arrangers of the facility, and Wachovia Bank, National Association is the Administrative Agent. AmSouth Bank and Bank of America are Syndication Agents, and Key Bank National Association and JP Morgan Chase Bank are Documentation Agents. Fifth Third Bank, First Tennessee Bank, SunTrust Bank, and U.S. Bank also participated in the facility.
     “This new facility is less costly to the Company than the facility that it replaces, and provides us with greater financial flexibility,” stated Larry Hyatt, the chief financial officer of O’Charley’s Inc. “Along with our operating cash flows, we believe that this facility will provide us with ample liquidity to fund our planned operating and strategic initiatives. We appreciate the leadership of Wachovia and AmSouth as Co-Lead Arrangers, and look forward to working with all of the participating banks in the facility.”
     The terms of the facility provide the Company with an option to increase the size of the revolving credit commitment in the future by up to $25 million, subject to lender participation. At the time of closing, there were no borrowings due under the old credit facility other than letters of credit issued in the normal course of the Company’s business.
About O’Charley’s Inc.
     O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 357 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 235 restaurants in 17 states in the Southeast and Midwest, including 227 company-owned and operated O’Charley’s restaurants in 16 states, five franchised O’Charley’s restaurants in Michigan and three joint venture O’Charley’s restaurants in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine restaurants in 113 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, and Vermont. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates nine Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio, Missouri and Tennessee. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “project,”“believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company’s ability to increase operating margins and increase same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the Company’s ability to successfully implement changes to its supply chain; the Company’s ability to sell closed restaurants and other surplus assets; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the resolution of the Company’s dispute with Meritage Hospitality Group, Inc.; the impact on our results of operations of restarting development of our Stoney River concept, and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.